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                                                                    Exhibit 10.6


                       SOVEREIGN SPECIALTY CHEMICALS, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

PURPOSE:

The Plan is designed to competitively compensate Management on an annual basis for achieving Company objectives and for successfully completing specific individual objectives. The Plan aligns the interests of the Company's Management Team with the objectives and goals of the Company. The structure of this Plan provides the framework for the Company-wide Variable Pay Plan for Non-Union Employees. All aspects of the Management Incentive Compensation Plan must conform to the Compensation Committee Charter (attached).

ELIGIBILITY:

Participation in the Management Incentive Compensation Plan is extended to Officers, Directors, Managers or other key positions, which have been determined to have significant, positive and measurable impact on the Company's overall results. Eligible positions are reviewed annually for inclusion into the Plan each year.

EFFECTIVE DATE:

The Plan is effective 1/1/00 and supersedes all previous Management Incentive Compensation Plans. The Plan runs concurrent with the Company's fiscal year and remains in effect through 12/31/00.

PLAN SUMMARY:

The Management Incentive Compensation Plan establishes a Target Bonus for each Participant in the Plan. The Target Bonus percentage available to Participants reflects the various levels of positions within the Company. The Target Bonus is based on the Participant's annualized regular base compensation, which is in effect at the close of each fiscal year. A significant portion of the Target Bonus is allocated to achieving Company Objectives with the remainder available for achieving Individual Objectives. Exhibit A - 1 lists Management Incentive Compensation Plan Target Bonus percentages by position. Exhibit A - 2 provides a listing of Management Incentive Plan Participants eligible in 2000. In addition, the Plan provides the opportunity for Management to make recommendations for Discretionary Bonuses above and beyond the Target Bonus based on specific criteria.

PLAN DESIGN:

         COMPANY OBJECTIVES:

         The Company Objectives Bonus contains two parts:

         1.)  Revenue Component

                  Participants have a specified percentage of the Company Objectives Bonus based on achieving specified revenue-related goals for the Company.

         2.)  EBITDA Component


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                  Participants have a specified percentage of the Company
                  Objective Bonus based on achieving specified EBITDA goals for the Company.

         Revenue and EBITDA targets are based on either the Corporation's Budget, the Subsidiary's Budget or, a combination of both. Payments for the achievement of Revenue and EBITDA targets are determined by using a weighted matrix which rewards at a greater level for EBITDA achievement (weighted 80%) over Revenue achievement (weighted 20%). The Revenue Component and EBITDA Component work in harmony with each other to produce a multiplier, which is then applied to the Target Bonus Amount. The matrix used for calculating Incentive Compensation Awards is illustrated on Exhibit B.

         The Plan establishes a threshold of 90% for both EBITDA and Revenue achievement for minimum payment to occur. Revenue results and EBITDA results must both achieve 90% of Budget to qualify for a 50% payment of the Company Objectives portion. No payment occurs if either one of these components is less than 90%. The Plan is capped at 200% for a maximum payment based on Company results.

         INDIVIDUAL OBJECTIVES:

         Individual Objectives are mutually agreed upon goals that are specific and measurable. These goals are established at the beginning of each fiscal year and are subject to approval by the CEO. The CEO's Individual Objectives are presented to the Compensation Committee of the Board of Directors for approval.

         DISCRETIONARY BONUS:

         The CEO, at his discretion, may reward Participants above and beyond the earned Incentive Compensation Award for producing extraordinary results for the Company. This includes activities favorably affecting the near term financial success of the Company above Budgeted levels; or contributions that result in significant technical or business development impact; or acquisitions of an exceptional strategic value.

Exhibit C illustrates the Plan Design.

ADMINISTRATION:

The Plan is administered by the CEO of the Company and the Vice-President - Human Resources under the general direction of The Compensation Committee of the Board of Directors.

Audited results are used to calculate Incentive Compensation Awards.

Because of the strategic importance of acquisitions and to encourage Management to effectively integrate acquisitions, acquisitions completed during the Plan year are treated as follows:

         For the year in which the business was acquired, Revenue and EBITDA values will be additive according to the ratios indicated in the "Plan Design" if the budgeted target levels have been achieved.

Recommendations for salary increases in base compensation are made by the CEO and presented to The Compensation Committee for approval. Approved increases in base compensation are effective April 1, 2000.

DETERMINATION OF INCENTIVE COMPENSATION AND PAYMENT:


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Incentive Compensation Awards for all Participants, except the CEO, are recommended by the CEO and presented to The Compensation Committee of the Board of Directors for approval.

The Incentive Compensation Award for the CEO is recommended by the Compensation Committee.

The Compensation Committee approves Incentive Compensation Award recommendations to ensure payments to Participants no later than March 15 of each year.

Payments to Participants under the Company's Incentive Compensation Plan are considered taxable income to Participants in the year paid and are subject to applicable taxes and are in compliance with benefit plan provisions.

PLAN PARTICIPATION AND CHANGE OF STATUS:

The following procedures apply if a Participant's employment status with the Company changes during the Incentive Plan Year due to:

         TERMINATION OF EMPLOYMENT

         -    Resignation or Termination for Cause:

              To be eligible to receive an Incentive Compensation Award, a Participant must be an active, regular employee of the Company on the last day of the Plan year. Voluntary termination prior to the end of the Plan year or termination for cause at any time during the Plan year serves as forfeiture of any Award.

         -    Resignation with Good Grounds or Termination without Cause:

              Participants who resign with good grounds or who are terminated by the Company without cause are eligible to earn an Incentive Compensation Award at the discretion of the CEO.

         NEW HIRE, PROMOTION AND TRANSFER:

         -    New Hire:

              New Hires are eligible to earn a pro-rated portion of Target Incentive Compensation based on the actual length of employment for that respective Plan year.

         -    Promotion and Transfer:

              Target Incentive Compensation for Participants who are transferred to, or promoted into other positions having a higher or different Target Bonus percentage during the Plan year is reflective of time spent in each position at each percentage.

         LEAVE OF ABSENCE:

         Participants who have been on an approved leave of absence for periods greater than 30 days in length are eligible to earn a pro-rated portion of Target Incentive Compensation which reflects active employment. For leaves of absence of less than 30 days, there is no adjustment to the Target Incentive Compensation calculation.

         TOTAL DISABILITY:

         In the event of total disability, Target Incentive Compensation is calculated pro-rata through the month in which the disability was determined to be total. Payment is made at the regular Management Incentive Compensation payment time.


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         DEATH:

         In the event of death, a Participant's Target Incentive Compensation Award is calculated pro-rata through the month in which the death occurred. Payment is made at the regular Management Incentive Compensation payment time. Payment will be released in accordance with applicable state law in which the Participant resided.

DISCLAIMER:

Participation in the Management Incentive Compensation Plan is not deemed to constitute a contract of employment with any Participant and is not to be construed as an employment agreement. Furthermore, the Plan operates under the sanction of The Compensation Committee and as such, any or all provisions of the Plan may be modified, amended, suspended or terminated in whole, or in part, at their sole discretion.


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